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                                                                    EXHIBIT (21)



                        SPX CORPORATION AND SUBSIDIARIES
                           SUBSIDIARIES OF REGISTRANT



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           SUBSIDIARY                  JURISDICTION OF
                                        INCORPORATION
A. R. Brasch Marketing Inc.                 Michigan

Kodiak Partners Corp.                       Delaware

Kodiak Partners II Corp.                    Delaware

SPX Development Corporation                 Michigan

SPX Minnesota Properties, Inc.              Michigan

SPX Risk Management Co.                     Delaware

SPX Sales and Service, Inc.                 Delaware

Toledo Trans-Kit, Inc.                      Ohio

Aurora/Hydromatic Pumps Inc.                Delaware

Data Switch Intellectual Property, Inc.     Delaware

Data Switch Subsidiary Stock Corporation    Delaware

Dual-Lite Manufacturing, Inc.               Delaware

Fairbanks Morse Pump Corporation            Kansas

G.S. Building Systems Corporation           Connecticut

GCA International Corporation               New Jersey

General Farebox Service of Atlanta, Inc.    Delaware

General Signal Corporation                  Delaware

General Signal Healthcare Management, Inc.  Delaware

General Signal Holdings Company             Delaware

General Signal International Corporation    Delaware

General Signal Laboratory Equipment, Inc.   Delaware

General Signal Power Systems, Inc.          Wisconsin
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           SUBSIDIARY                         JURISDICTION OF
                                              INCORPORATION
General Signal Technology Corporation             Delaware

GSR Merger Sub, Inc.                              Delaware

Inrange Technologies Corporation                  Delaware

Kayex China Holdings, Inc.                        Delaware

LDN, Ltd.                                         Delaware

Leeds & Northrup Company                          Delaware

Metal Forge Company, Inc.                         Delaware

New Signal, Inc.                                  Delaware

IBS Filtran GmbH                                  Germany

JATEK, Limited (Japan) KK                         Japan

Jurubatech Technologia                            Brazil

Kent-Moore do Brasil Industria Commerce, Ltda.    Brazil

Lowener GmbH                                      Germany

SPX Australia Pty., Ltd.                          Australia

SPX Canada, Inc.                                  Canada

SPX de Mexico S.A. de C.V.                        Mexico

SPX Deutschland GmbH                              Germany

SPX Europe AG                                     Switzerland

SPX France, S.A.                                  France

SPX Iberica, S.A.                                 Spain

SPX International, Ltd.                           Barbados

SPX Italiana, S.r.l.                              Italy

SPX Netherlands, B.V.                             Netherlands

SPX U.K. Ltd.                                     UK

Tecnotest Srl                                     Italy

Valley Forge Technical Information Services GmbH  Germany
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           SUBSIDIARY                  JURISDICTION OF
                                        INCORPORATION
1283608 Ontario Inc.                         Ontario

Best Power Taiwan Trading Co. Ltd.           Taiwan

Best Power Technology AG                     Switzerland

Best Power Technology GmbH                   Germany

Best Power Technology Limited                Taiwan

Best Power Technology Limited                UK

Best Power Technology Mexico, S.A. de C.V.   Mexico

Best Power Technology Pte. Ltd.              Singapore

Best Power Technology SARL                   France

Borri Elettronica Industriale S.r.l.         Italy

Data Switch Gmbh Elektronische Systeme GmbH  Germany

Data Switch (UK) Limited                     UK

DeZurik of Australia Proprietary Limited     Australia

DeZurik International, Limited               UK

DeZurik Japan Co., Ltd.                      Japan

DeZurik Mexico, S.A. de C.V.                 Mexico

DeZurik Vertriebs GmbH                       Austria

Fairbanks Morse India Limited                India

GCA Limited                                  UK

GS International (Barbados) Ltd.             Barbados

G.S. Iona Limited                            UK

General Signal (Barbados) Ltd.               Barbados

General Signal (China) Co., Ltd.             China

General Signal Enterprises                   Ireland

General Signal Europe Limited                UK

General Signal FSC, Inc.                     Virgin Islands
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
           SUBSIDIARY                  JURISDICTION OF
                                        INCORPORATION
General Signal GmbH & Co. KG                     Germany

General Signal India Private Limited             India

General Signal Ireland, B.V.                     Netherlands

General Signal Limited                           Ontario

General Signal Mauritius, Inc.                   Mauritius

General Signal Networks (Germany) GmbH           Germany

General Signal (S.E.G.) Asia Limited             Hong Kong

General Signal SEG Limited                       UK

General Signal (UK) Limited                      UK

General Signal Verwaltungsgesellschaft mbH       Germany

Hangzhou Kayex Zheda Electromechanical Co., Ltd  China

High Ridge Company Ltd.                          Bermuda

High Ridge Ireland Ltd.                          Ireland

Inrange Technologies GmbH                        Germany

Inrange Technologies Italia Srl                  Italy

Inrange Technologies Limited                     UK

Koyo Lindberg Ltd.                               Japan

L&N Products Pty Limited                         Australia

Leeds & Northrup (France) SARL                   France

Leeds & Northrup GmbH                            Germany

Leeds & Northrup Italy, S.p.A.                   Italy

Leeds & Northrup Limited                         UK

Leeds & Northrup Mexicana, S.A.                  Mexico

Leeds & Northrup (New Zealand) Limited           New Zealand

Leeds & Northrup, S.A.                           Spain

Leeds & Northrup Singapore Pte. Limited          Singapore
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
           SUBSIDIARY                                JURISDICTION OF
                                                       INCORPORATION
Lightnin Europe Limited                                  UK

Lightnin Mixers Limited                                  UK

Lightnin Mixers Pty. Ltd.                                Australia

Lightnin Private Limited                                 Singapore

Shenyang Stock Electric Power Equipment Company Limited  China

Sola Australia Limited                                   Australia

Sola Electric GmbH                                       Germany

Sola (UK) Ltd.                                           UK

Stock Japan Ltd.                                         Japan

Tau-Tron (UK) Limited                                    UK

Telenex Europe Limited                                   UK
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